Exhibit 21

IRON MOUNTAIN INCORPORATED

SCHEDULE OF SUBSIDIARIES

as of December 31, 2008

ENTITY NAME	JURISDICTION OF INCORPORATION OR ORGANIZATION	NAMES UNDER WHICH THE ENTITY DOES BUSINESS
Administradora de Informacion Limitada	Chile
Anamnis GDM SAS	France
Archive Services Limited	England and Wales
Archivex Box Company Limited	Alberta
Archivex Limited	Nova Scotia	Archivex
Arcus Data Security Limited	England and Wales
Britannia Data Management Limited	England and Wales
Chapman, Provenzano, Inc.	Ontario
Custodia Docuentos Limitada	Chile
Custodia SOS Limitada	Chile
Data Destroy 2008 Limited	Ireland
Data Disposal Ltd.	England and Wales
Datavault Holdings Limited	England and Wales
Datavault Limited	UK/Scotland
Datavault Northwest Limited	England and Wales
Datavault Southwest Limited	England and Wales
Docuguard Holdings Limited	Cyprus
File-Safe Limited	England and Wales
Fine Paper Recycler Sydney Pty. Ltd.	Australia	Iron Mountain Shredding
GbD GmbH	Germany	Iron Mountain
Horanross Ltd.	Ireland	Iron Mountain
Imaging Systems (NZ) Limited	New Zealand	Iron Mountain
IM Australia Holdings Pty. Ltd.	Australia
IM EES Sp. Z.O.O.	Poland	Iron Mountain
IMI Holdings Italy S.P.A.	Italy
IM New Zealand Holdings ULC	New Zealand	Iron Mountain
IMSA Peru SRL	Peru	Iron Mountain
IndexInfo Services Pty Ltd.	India	Iron Mountain
IRMT Cyprus Finance Limited	Cyprus
Iron Mountain A/S	Denmark	Iron Mountain
Iron Mountain Alberta Company	Alberta
Iron Mountain Argentina S.A.	Argentina	Iron Mountain
Iron Mountain Arsivleme Hizmetleri A.S.	Turkey	Iron Mountain
Iron Mountain Asia Pacific Holdings Limited	Hong Kong
Iron Mountain Assurance Corporation	Vermont
Iron Mountain Australia Pty Ltd	Australia	Iron Mountain
Iron Mountain Austria Archivierung G.m.b.H.	Austria	Iron Mountain
Iron Mountain Belgium NV	Belgium	Iron Mountain
Iron Mountain Canada Corporation	Nova Scotia	Iron Mountain
Iron Mountain Cayman Ltd.	Cayman Islands
Iron Mountain Chile S.A.	Chile	Iron Mountain
Iron Mountain Chile Servicios S.A.	Chile	Iron Mountain
Iron Mountain CIS	Russia	Iron Mountain
Iron Mountain Czech Republic s.r.o.	Czech Republic	Iron Mountain
Iron Mountain Deutschland GmbH	Germany	Iron Mountain
Iron Mountain Deutschland m.i.i.l.GmbH	Germany	Iron Mountain
Iron Mountain Digital Limited	England and Wales	Iron Mountain Digital
Iron Mountain Digital GmbH	Germany	Iron Mountain Digital
Iron Mountain Digital K.K.	Japan
Iron Mountain Digital S.A.R.L..	France	Iron Mountain Digital
Iron Mountain DIMS Ltd.	England and Wales
Iron Mountain DISOS GmbH	Germany	Iron Mountain
Iron Mountain do Brasil S.A.	Brazil	Iron Mountain
Iron Mountain EES (Holdings) Ltd.	Cyprus
Iron Mountain Espana, S.A.	Spain	Iron Mountain
Iron Mountain Europe (Group) Limited	England and Wales
Iron Mountain Europe Limited	England and Wales
Iron Mountain Fulfillment Services, Inc.	Delaware	Iron Mountain Fulfillment Services
Iron Mountain France SAS	France	Iron Mountain
Iron Mountain (Gibraltar) Holdings Limited	Gibraltar
Iron Mountain Global, Inc.	Delaware
Iron Mountain Global, L.L.C.	Delaware
Iron Mountain Government Services Incorporated	Delaware
Iron Mountain Group (Europe) Limited	England and Wales
Iron Mountain Holdings (Europe) Limited	England and Wales
Iron Mountain Holdings (France), SNC	France
Iron Mountain Hong Kong Limited	Hong Kong
Iron Mountain India Holdings	Mauritius
Iron Mountain Information Management Co. Ltd.	Taiwan
Iron Mountain Information Management, Inc.	Delaware
Iron Mountain Intellectual Property Management, Inc.	Delaware
Iron Mountain Ireland (Holdings) Ltd.	Ireland
Iron Mountain Ireland Ltd.	Ireland	Iron Mountain
Iron Mountain Italy S.P.A.	Italy
Iron Mountain Lanka Private Limited	Sri Lanka
Iron Mountain Luxembourg S.A.R.L.	Luxembourg
Iron Mountain Likvidacie s.r.o.	Czech Republic	Iron Mountain
Iron Mountain Livingston Limited	England and Wales
Iron Mountain Magyarorszaq kft	Hungary	Iron Mountain
Iron Mountain Mayflower Ltd.	England and Wales
Iron Mountain Mexico, S.A. de R.L. de C.V.	Mexico	Iron Mountain
Iron Mountain MDM Limited	England and Wales
Iron Mountain Nederland (Holdings) B.V.	Netherlands

IRON MOUNTAIN INCORPORATED

SCHEDULE OF SUBSIDIARIES

as of December 31, 2008

ENTITY NAME	JURISDICTION OF INCORPORATION OR ORGANIZATION	NAMES UNDER WHICH THE ENTITY DOES BUSINESS
Iron Mountain Nederland B.V.	Netherlands	Iron Mountain
Iron Mountain New Zealand Limited	New Zealand	Iron Mountain
Iron Mountain Norge AS	Norway	Iron Mountain
Iron Mountain Participaton SA	France
Iron Mountain Peru S.A.	Peru	Iron Mountain
Iron Mountain PLE Limited	England and Wales
Iron Mountain Poland SP. Z.o.o	Poland
Iron Mountain Poland Holdings Limited	Cyprus
IM India (Pvt) Ltd f/k/a Mody Access Info Pvt. Ltd.	India	Iron Mountain
Iron Mountain Records Management (Puerto Rico), Inc.	Puerto Rico	Iron Mountain
Iron Mountain Scotland (Holdings) Limited	UK/Scotland
Iron Mountain Scotland Limited	UK/Scotland	Iron Mountain
Iron Mountain Sdn Bhd	Malaysia
Iron Mountain Secure Shredding Ltd.	England and Wales	Iron Mountain Secure Shredding
Iron Mountain Shanghai Co. Ltd	China
Iron Mountain Singapore Pte. Limited	Singapore
Iron Mountain Slovakia s.r.o.	Slovakia	Iron Mountain
Iron Mountain South America Ltd.	Cayman Islands
Iron Mountain Services S.R.L	Romania
Iron Mountain S.R.L.	Romania	Iron Mountain
Iron Mountain Statutory Trust - 1998	Connecticut
Iron Mountain Statutory Trust - 1999	Connecticut
Iron Mountain Statutory Trust - 2001	Connecticut
Iron Mountain Switzerland GmbH	Switzerland
Iron Mountain Transnational Holdings Ltd.	Hong Kong
Iron Mountain (UK) Limited	England and Wales
Iron Mountain Ukraine Limited	Ukraine
JAD (93) Limited	UK/Scotland
Jones & Crossland Limited	England and Wales
Kestrel Data Services Limited	England and Wales
Kestrel Data UK Limited	England and Wales
Kestrel Reprographics Limited	England and Wales
Memogarde, S.A.	France	Memogarde
IM India (Pvt) Ltd f/k/a Mody Access Info Pvt. Ltd.	India	Iron Mountain
Mountain Glenwood Real Estate, Inc.	British Columbia
Mountain Real Estate Assets, Inc.	Delaware
Mountain Reserve III, Inc.	Delaware
Mountain West Palm Real Estate, Inc.	Delaware
Nettlebed Acquisition Corp.	Delaware
PT Iron Mountain	Indonesia
Record Data Limited	Ireland
Safedoc S,A,	Greece	Iron Mountain Safedoc
Secure Paper Services Pty. Ltd.	Australia	Iron Mountain Secure Shredding
Security Destruction Ltd.	England and Wales	Iron Mountain
Silver Sky	Jersey Channel Islands
Sispace AG	Switzerland
Sistemas de Archivo Corporativo, S.A. de R.L. de C.V.	Mexico	Iron Mountain
Sistemas de Archivo de Mexico, S.A. de R.L. de C.V.	Mexico	Iron Mountain
Societe Civile Imobiliere du Chemin Cornillon	France
Storbox SA	Chile	Iron Mountain
Stratify, Inc.	Delaware	Stratify
Stratify Software India Pvt. Ltd.	India	Stratify
The Document Storage Company Limited	England and Wales
397499 British Columbia Ltd.	British Columbia
The Imaging Centre Pty. Ltd.	Australia	Iron Mountain
Treeline Services Corporation	Delaware
Upper Providence Venture I, L.P.	Pennsylvania
Venues Australia Pty. Ltd.	Australia	Iron Mountain

Merged/Dissolved Companies

Archivage Actif Groupe Iron Mountain SAS	France	Merged
Crocarchives	Ontario	Dissolved 7/23/08
FIME S.A.	France	Dissolved 2008
Iron Mountain Box Company	Nova Scotia	Dissolved 4/2007
SSG Servicios e Sistemas Gerenciais Ltd.	Brazil	Merged
Iron Mountain Nova Scotia Funding Company	Nova Scotia	dissolved 4/2007